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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Performance Food Group Company:

We consent to incorporation by reference in the registration statements (Nos. 33-72400, 333-12223, 333-78229, 333-60528, 333-102154, 333-102155, 333-105082
and 333-117355) on Form S-8, the registration statements (Nos. 333-24679, 333-61612 and 333-68877) on Form S-4 and the registration statements (Nos. 333-48462 and 333-63610) on Form S-3 of Performance Food Group Company of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of January 1, 2005 and January 3, 2004, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended January 1, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of January 1, 2005 and the effectiveness of internal control over financial reporting as of January 1, 2005, which reports appear in the January 1, 2005, annual report on Form 10-K of Performance Food Group Company.

                                            /s/ KPMG LLP

Richmond, Virginia
March 15, 2005